UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2026

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203)825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

As previously reported in its Current Report on Form 8-K filed on January 7, 2026, the employment relationship between FuelCell Energy, Inc. (the Company”) and Joshua Dolger, the Company’s former Executive Vice President, General Counsel and Corporate Secretary, ended effective as of January 6, 2026.

In connection with the end of the employment relationship, on February 3, 2026, the Company and Mr. Dolger entered into an employment separation agreement (the “Separation Agreement”) providing that, in lieu of (but consistent with) the separation benefits provided for under Mr. Dolger’s amended and restated employment agreement, dated as of June 4, 2025, in exchange for a release of claims, following the end of his employment, Mr. Dolger will receive (1) a severance payment of $398,494, representing 12 months of his annual base salary, to be paid in installments over a 12-month period; (2) eligibility to earn a pro rata portion of his outstanding performance stock units based on actual performance achieved following the end of the applicable performance period; (3) accelerated vesting of his 44,911 outstanding unvested time-vesting restricted stock units; (4) eligibility for his fiscal year 2025 management incentive plan award based on actual performance results; and (5) subject to certain conditions, reimbursement or payment by the Company of the premium for continued medical, dental and vision benefits under COBRA for up to 12 months. Other than the continued eligibility to earn a pro rata portion of the outstanding performance stock units and accelerated vesting of the time-vesting restricted stock units referenced above, all other unearned performance stock units and any other outstanding unvested or unearned equity-based awards held by Mr. Dolger as of the end of his employment were forfeited.

Mr. Dolger’s benefits under the Separation Agreement are contingent on his not revoking the release of claims set forth in the Separation Agreement and on his continued compliance with the covenants in the Agreement for Assignment, Confidentiality, Non-Competition and Non-Solicitation, dated as of May 16, 2021, between Mr. Dolger and the Company.

The foregoing description of the Separation Agreement is a summary only and is qualified in its entirety by the terms of the Separation Agreement itself, which is filed herewith as Exhibit 10.1.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:
Exhibit Number	Description

10.1	Employment Separation Agreement, executed as of February 3, 2026, by and between FuelCell Energy, Inc. and Joshua Dolger.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: February 4, 2026	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President, Chief Financial Officer, and Treasurer